EXHIBIT 99.1

                                 [COMPANY LOGO]

Contact:  Peter M. Holland
          Chief Financial Officer
          (740) 772-8547


             HORIZON PCS ANNOUNCES RESULTS FOR FIRST QUARTER OF 2003

CHILLICOTHE, OH (May 14, 2003) -- Horizon PCS, Inc., a PCS affiliate of Sprint (NYSE:PCS), today announced record results for the first quarter ended March 31, 2003. Highlights for the first quarter include:

-----------------------------------------------------------------------------------------------
                                    HIGHLIGHTS (unaudited)
                     (in $000's, except subscriber, churn and ARPU data)
-----------------------------------------------------------------------------------------------
                              3 MONTHS ENDED                                 3 MONTHS ENDED
                                 MARCH 31,                                       MARCH 31,
                           --------------------                          ----------------------
                             2003       2002                               2003       2002
-----------------------------------------------------------------------------------------------
Total Revenues               $59,195    $48,210 Ending PCS Subscribers     294,900    222,700
-----------------------------------------------------------------------------------------------
EBITDA*                     ($12,365)  ($16,806)Net PCS Subscriber Adds    24,000      28,600
-----------------------------------------------------------------------------------------------
Net Loss to Common         ($42,268)   ($39,607)PCS Churn                    2.9%       3.2%
-----------------------------------------------------------------------------------------------
Capital Expenditures          $2,209    $23,438 PCS ARPU                     $68        $74
-----------------------------------------------------------------------------------------------

     * EBITDA as reported for bank covenant compliance is computed differently than the above amount, due to the add back of other non-cash items permitted under the covenant. As of March 31, 2003, the Company was in compliance with its covenants with regard to its outstanding debt.

     o Horizon PCS added 24,000 net new subscribers in the first quarter 2003, bringing the subscriber base to 294,900 at the end of the first quarter 2003.
     o As of March 31, 2003, 73% of our subscriber base was prime credit class and the remaining 27% was sub-prime credit class. Of the sub-prime base, 49% provided a deposit. Of the total gross adds in the first quarter 2003, 64% were prime credit class subscribers.
     o As of March 31, 2003, the Company had launched service covering 7.4 million residents or approximately 73% of the total population in its territory. The Company had 1,344 cell sites (which includes 510 sites in the NTELOS network).
     o Average monthly revenue per subscriber (ARPU), including roaming, was $68 for the first quarter 2003. ARPU, including roaming, was $76 for the fourth quarter 2002. ARPU, excluding roaming, was $52 for the first quarter 2003. ARPU, excluding roaming, was $54 for the fourth quarter 2002.
     o Churn, excluding 30-day returns, was approximately 2.9% for the first quarter 2003. Churn, excluding 30-day returns, was approximately 3.5% for the fourth quarter 2002.
     o Cost per gross add (CPGA) was $319 for the first quarter 2003 and $316 for the fourth quarter 2002.
     o Cash cost per user (CCPU) was $63, including roaming, and $49, excluding roaming, for the first quarter 2003. CCPU was $75, including roaming, and $59, excluding roaming, for the fourth quarter 2002.
     o As of March 31, 2003, Horizon PCS marketed PCS service from Sprint through 43 Company stores and approximately 475 national outlets, regional retailers and local agents in its territory.
     o Total operating revenues were $59.2 million for the first quarter 2003, consistent with fourth quarter 2002 total operating revenues of $60.0 million.
     o For the first quarter 2003, roaming revenue from the Company's portion of the Sprint wireless network was $13.8 million. Roaming expense for the first quarter 2003, was $11.3 million.
     o Bad debt as a percentage of subscriber revenue was 3% for the first quarter 2003 and 9% for the fourth quarter 2002.


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     o    During the first  quarter  2003,  Horizon PCS had 151 million  inbound roaming revenue minutes and 129 million outbound roaming minutes for a ratio of 1.2 to 1.
     o The average minutes of use was 615 per billed subscriber for the first quarter 2003 and 551 per billed subscriber for the fourth quarter 2002.

Commenting on the results, William A. McKell, Chairman, President and CEO, said, "Results for the first quarter of 2003 were very similar to those of the fourth quarter of 2002. While the wireless industry continues to face a number of challenges, we were successful during the quarter in growing our customer base and reducing churn.
As a result, we are continuing to maintain a higher-quality subscriber base."

Earnings before interest, taxes, depreciation and amortization (EBITDA) was negative $12.4 million for the first quarter 2003 compared with negative $31.2 million for the fourth quarter 2002, which included a $13.2 million impairment of goodwill charge.

At the end of the first quarter, Horizon had cash and cash equivalents of approximately $69.3 million, which excludes $24.1 million in restricted cash. Capital expenditures were $2.2 million for the first quarter 2003.

As of March 31, 2003, the Company was in compliance with its covenants with regard to its outstanding debt. However, the Company believes it is probable that it will violate one or more covenants under its secured credit facility in 2003. The failure to comply with a covenant would be an event of default under the Company's secured credit facility, and would give the lenders the right to pursue remedies. These remedies could include acceleration of amounts due under the facility. If the lenders elected to accelerate the indebtedness under the facility, this would also represent a default under the indentures for the Company's senior notes and discount notes, and would give Sprint certain remedies under the Company's agreements with Sprint. The Company does not have sufficient liquidity to repay all of the indebtedness under these obligations. As noted in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2003, Horizon PCS's independent auditors' report dated March 4, 2003, relating to the December 31, 2002 financial statements, states that these matters raise substantial doubt about the Company's ability to continue as a going concern.

In addition, without the additional borrowing capacity under the senior credit facility, significant modifications in the amounts charged by Sprint under the management agreements, significant modifications in the amounts charged by NTELOS under the NTELOS Network Service Agreement, and/or restructuring of its capital structure the Company likely does not have sufficient liquidity to fund its operations so that it can pursue its desired business plan and achieve positive cash flow from operations.

The Company has engaged Berenson & Company, an investment banking firm, to assist in its efforts to renegotiate or restructure its equity, debt and other contractual obligations. In addition, within the next six months, the Company is also taking steps (some of which have already begun) to attempt to renegotiate the debt covenants under its senior secured facility, obtain waivers and/or a forbearance agreement with respect to defaults under the senior credit facility, enter into negotiations with the lenders under the senior credit facility to obtain the right to borrow under its $95 million line of credit and to modify the repayment terms of this facility, enter into negotiations with Sprint and NTELOS to adjust the amounts charged to the Company under the related agreements to improve the Company's cash flow and operations, and pursue other means to reduce operating expenses and improve cash flows. Further, if the lenders under the Company's senior credit facility were to accelerate our debt, the Company would attempt to negotiate a waiver or forbearance agreement with representatives of the holders of its senior notes and discount notes. The Company can give no assurance that it will be successful in these negotiations.


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If the Company is unable to restructure  its current debt and other  contractual obligations as discussed above, it would need to:

     o    obtain financing to satisfy or refinance its current obligations;
     o find a purchaser or strategic partner for the Company's business or otherwise dispose of its assets; and/or
     o    seek bankruptcy protection.

For a more detailed discussion, please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", and "Notes to the Financial Statements" in the Company's 2002 Form 10-K and March 31, 2003 Form 10-Q, as filed with the Securities and Exchange Commission on March 28, 2003 and May 14, 2003, respectively.

ABOUT HORIZON PCS

Horizon PCS is one of the largest PCS affiliates of Sprint, based on its exclusive right to market Sprint wireless mobility communications network products and services to a total population of over 10.2 million in portions of 12 contiguous states. Its markets are located between Sprint's Chicago, New York and Raleigh/Durham markets and connect or are adjacent to 15 major Sprint markets that have a total population of over 59 million. As a PCS affiliate of Sprint, Horizon markets wireless mobile communications network products and services under the Sprint and Sprint PCS brand names. For more information, visit http://www.horizonpcs.com/.

ABOUT SPRINT

Sprint operates the largest, 100-percent digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly-owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $27 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

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EBITDA AND OTHER INFORMATION

Horizon PCS provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States ("GAAP") and adjustments to GAAP ("non-GAAP") to assess the Company's financial performance. In addition, the Company uses certain non-financial terms, such as churn, CPGA, ARPU and CCPU, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP. The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community. These terms as used by the Company may not be comparable to the use of these terms by other companies. The non-GAAP financial measures used in this press release are reconciled in an attachment to this release, and should be considered in addition to, not as a substitute for, the information prepared in accordance with GAAP.

EBITDA is computed as operating loss plus depreciation and amortization. This information should not be considered as an alternative to net income, operating profit, cash flows from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States.

CPGA - Cost per gross add summarizes the average cost to acquire new subscribers during the period. CPGA is the income statement components of selling and marketing and cost of equipment (net of equipment revenue), divided by the total new gross subscribers acquired during the period.

CCPU - Cash cost per user is the monthly cash costs to operate the business on a per user basis consisting of cost of service and general and administrative expenses, divided by the weighted average monthly subscribers for the period and divided by the number of months in the period.

ARPU - Average revenue per user summarizes the average monthly revenue per customer. ARPU is computed by dividing service revenues and roaming revenues for the period by the weighted average monthly subscribers for the period and divided by the number of months in the period.

This press release contains statements about future events and expectations that are forward-looking statements. Any statement in this press release that is not a statement of historical fact may be deemed to be a forward-looking statement, which involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, projections of net adds, ARPU, churn, CPGA, roaming revenue and expense, and EBITDA losses may prove inaccurate due to factors such as the impact of competition, the availability of handsets and delays in our network build-out. For further information on the risks inherent in Horizon PCS' business see "Risk Factors" in our most recent Form 10-K and Form 10-Q filings.


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


                                                     HORIZON PCS, INC.
                                                CONSOLIDATED BALANCE SHEETS
                                                                                   MARCH 31,         DECEMBER 31,
ASSETS                                                                               2003                2002
                                                                                ---------------    ----------------
CURRENT ASSETS:                                                                   (Unaudited)
Cash and cash equivalents                                                       $    69,317,934    $     86,137,284
Restricted cash                                                                      24,063,259          24,063,259
Accounts receivable - subscriber                                                     21,173,469          19,524,527
Receivable from affiliate and Parent                                                    806,284               8,497
Equipment inventory                                                                   2,715,918           4,082,795
Prepaid expenses and other current assets                                             4,232,465           2,671,458
                                                                                ---------------    ----------------
     Total current assets                                                           122,309,329         136,487,820
                                                                                ---------------    ----------------

OTHER ASSETS:
Intangible asset - Sprint PCS licenses, net of amortization                          39,766,368          40,381,201
Debt issuance costs, net of amortization                                             19,255,638          19,995,818
Deferred activation expense and other assets                                          6,228,967           6,723,827
                                                                                ---------------    ----------------
     Total other assets                                                              65,250,973          67,100,846
                                                                                ---------------    ----------------
PROPERTY AND EQUIPMENT, NET                                                         231,207,416         239,536,593
                                                                                ---------------    ----------------
        Total assets                                                            $   418,767,718    $    443,125,259
                                                                                ===============    ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable                                                                $    21,537,167    $     23,280,465
Accrued liabilities                                                                  12,036,260           6,903,055
Accrued real estate and personal property taxes                                       3,604,348           3,438,037
Payable to Sprint PCS                                                                13,601,094           9,910,262
Deferred service revenue                                                              5,970,738           5,308,457
                                                                                ---------------    ----------------
     Total current liabilities                                                       56,749,607          48,840,276
                                                                                ---------------    ----------------

OTHER LONG-TERM LIABILITIES:
Long-term debt                                                                      523,559,698         516,284,349
Other long-term liabilities                                                           8,229,202           8,319,206
Deferred activation revenue                                                           5,350,674           6,092,645
Deferred taxes                                                                        6,030,935           6,030,935
                                                                                ---------------    ----------------
     Total other long-term liabilities                                              543,170,509         536,727,135
                                                                                ---------------    ----------------
        Total liabilities                                                           599,920,116         585,567,411
                                                                                ---------------    ----------------

COMMITMENTS AND CONTINGENCIES
CONVERTIBLE PREFERRED STOCK                                                         160,174,311         157,105,236
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock                                                                              --                  --
Common stock - class A                                                                        3                   3
Common stock - class B                                                                    5,846               5,846
Treasury stock - class B                                                               (111,061)           (111,061)
Accumulated other comprehensive income (loss)                                           (60,668)           (394,575)
Additional paid-in capital                                                           91,852,141          91,852,117
Deferred stock option compensation                                                     (730,837)           (885,747)
Retained deficit                                                                   (432,282,133)       (390,013,971)
                                                                                ---------------    ----------------
     Total stockholders' equity (deficit)                                          (341,326,709)       (299,547,388)
                                                                                ---------------    ----------------
        Total liabilities and stockholders' equity (deficit)                    $   418,767,718    $    443,125,259
                                                                                ===============    ================


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
                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                                                                      FOR THE THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                        2003              2002
                                                                                    --------------   ---------------
OPERATING REVENUES:
   Subscriber revenues                                                              $   43,578,954   $    35,015,205
   Roaming revenues                                                                     13,797,873        10,819,288
   Equipment revenues                                                                    1,818,096         2,375,289
                                                                                    --------------   ---------------
     Total operating revenues                                                           59,194,923        48,209,782
                                                                                    --------------   ---------------

OPERATING EXPENSES:
   Cost of services (exclusive of items shown below)                                    43,795,933        35,750,809
   Cost of equipment                                                                     5,754,769         4,919,595
   Selling and marketing                                                                12,440,784        14,707,221
   General and administrative (exclusive of items shown below)                           9,156,188         9,175,049
   Non-cash compensation                                                                   154,910           177,237
   Depreciation and amortization                                                        10,860,686         7,949,631
   Loss on disposal of PCS assets                                                          257,376           285,738
                                                                                    --------------   ---------------
     Total operating expenses                                                           82,420,646        72,965,280
                                                                                    --------------   ---------------

OPERATING LOSS                                                                         (23,225,723)      (24,755,498)

Interest income and other, net                                                             300,112           743,636
Interest expense, net                                                                  (16,273,442)      (12,738,408)
                                                                                    --------------   ---------------

LOSS ON OPERATIONS BEFORE INCOME TAX EXPENSE                                           (39,199,053)      (36,750,270)
INCOME TAX EXPENSE                                                                              --                --
                                                                                    --------------   ---------------
NET LOSS                                                                               (39,199,053)      (36,750,270)
PREFERRED STOCK DIVIDEND                                                                (3,069,109)       (2,856,369)
                                                                                    --------------   ---------------
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                                           $  (42,268,162)  $   (39,606,639)
                                                                                    ==============   ===============

Basic and diluted loss per share available to common stockholders                   $        (0.72)  $        (0.68)
                                                                                    ==============   ==============
Weighted-average common shares outstanding                                              58,472,055        58,471,934
                                                                                    ==============   ===============


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
                                HORIZON PCS, INC.
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                                   (Unaudited)

                                                                                      FOR THE THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                        2003              2002
                                                                                    --------------   ---------------
NET LOSS                                                                            $  (39,199,053)  $   (36,750,270)
OTHER COMPREHENSIVE INCOME (LOSS):
   Net unrealized gain on hedging activities                                               333,907           389,943
                                                                                    --------------   ---------------
COMPREHENSIVE INCOME (LOSS)                                                         $  (38,865,146)  $   (36,360,327)
                                                                                    ===============  ===============

                                HORIZON PCS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                    FOR THE THREE MONTHS ENDED
                                                                                             MARCH 31,
CASH FLOWS FROM OPERATING ACTIVITIES:                                                2003                2002
                                                                                ---------------    ----------------
   Net loss                                                                     $   (39,199,053)   $    (36,750,270)
                                                                                ---------------    ----------------
   Adjustments to reconcile net loss of net cash used in operating activities:
       Depreciation and amortization                                                 10,860,686           7,949,631
       Non-cash compensation expense                                                    154,910             177,237
       Non-cash interest expense                                                      7,803,680           6,118,482
       Bad debt expense                                                               1,423,331           3,511,642
       Loss on hedging activities                                                            --              34,103
       Loss on disposal of property and equipment                                       257,376             285,738
     Change in:
       Accounts receivable                                                           (3,072,273)         (6,534,699)
       Equipment inventory                                                            1,366,877           2,043,052
       Prepaid expenses and other current assets                                     (1,561,007)         (1,830,524)
       Accounts payable                                                              (1,743,298)          2,966,259
       Payable to Sprint                                                              3,690,832           6,648,003
       Accrued liabilities and deferred service revenue                               5,961,797           4,046,988
       Receivable/payable from affiliates and Parent                                   (797,787)            484,771
       Other assets and liabilities, net                                                243,868             129,672
                                                                                ---------------    ----------------
       Total adjustments                                                             24,588,992          26,030,355
                                                                                ---------------    ----------------
         Net cash used in operating activities                                      (14,610,061)        (10,719,915)
                                                                                ---------------    ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures, net                                                         (2,209,313)        (23,438,012)
   Proceeds from sale of property and equipment                                              --           1,253,182
                                                                                ---------------    ----------------
         Net cash used in investing activities                                       (2,209,313)        (22,184,830)
                                                                                ---------------    ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Exercise of stock options                                                                 24                  --
   Proceeds from borrowings on long-term debt                                                --         105,000,000
                                                                                ---------------    ----------------
         Net cash provided by financing activities                                           24         105,000,000
                                                                                ---------------    ----------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (16,819,350)         72,095,255

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                       86,137,284         123,775,562
                                                                                ---------------    ----------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                        $    69,317,934    $    195,870,817
                                                                                ===============    ================



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
                                            HORIZON PCS, INC.
                          RECONCILIATION OF EBITDA AND OTHER NON-GAAP FINANCIAL MEASURES
                                                  (Unaudited)
                                                                                      FOR THE THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                          2003            2002
                                                                                    ---------------  ---------------
EBITDA
Operating loss                                                                      $   (23,225,723) $   (24,755,498)
Depreciation and amortization                                                            10,860,686        7,949,631
                                                                                    ---------------  ---------------
    EBITDA                                                                          $   (12,365,037) $   (16,805,867)
                                                                                    ===============  ===============

AVERAGE REVENUE PER USER (ARPU)
Subscriber revenues                                                                 $    43,578,954  $    35,015,205
Roaming revenues                                                                         13,797,873       10,819,288
                                                                                    ---------------  ---------------
    Total subscriber revenues                                                       $    57,376,827  $    45,834,493
                                                                                    ===============  ===============

Average subscribers                                                                         282,348          206,725

ARPU                                                                                $            68  $            74

CASH COST PER USER (CCPU)
Cost of service                                                                     $    43,795,933  $    35,750,809
General and administrative                                                                9,156,188        9,175,049
                                                                                    ---------------  ---------------
    Total cash costs                                                                $    52,952,121  $    44,925,858
                                                                                    ===============  ===============

Average subscribers                                                                         282,348          206,725

CCPU                                                                                $            63  $            72

COST PER GROSS ADD (CPGA)
Selling and marketing                                                               $    12,440,784  $    14,707,221
Cost of equipment                                                                         5,754,769        4,919,595
Equipment revenues                                                                       (1,818,096)      (2,375,289)
                                                                                    ---------------  ---------------
    Total cost of gross additions                                                   $    16,377,457  $    17,251,527
                                                                                    ===============  ===============

Gross additions                                                                              51,290           50,373

CPGA                                                                                $           319  $           342





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